Exhibit 3.1

                        ARTICLES OF INCORPORATION
                        -------------------------

                                   OF
                                   --

                              Esesis, Inc.
                              ------------

     The undersigned, a natural person, over the age of twenty-one(21) years, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the laws of the State of Colorado, does hereby certify as follows:

                                ARTICLE I
                                ---------

                                  NAME
                                  ----

     The name of the Corporation, hereinafter called the "Corporation" is: Esesis, Inc.

                               ARTICLE II
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                                EXISTENCE
                                ---------

     The Corporation shall have perpetual existence.

                               ARTICLE III
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                          OBJECTS AND PURPOSES
                          --------------------

     The purpose for which this Corporation is created is to conduct any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                               ARTICLE IV
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                              CAPITAL STOCK
                              -------------

     1. NUMBER OF SHARES. The aggregate number of capital stock shares which the Corporation shall have authority to issue is One Hundred Ten Million (910,000,000) shares, of which Nine Hundred Million (900,000,000) shares shall be common stock, $.0001 par value, and Ten Million
(10,000,000) shares shall be preferred stock, $.01 par value.

     2. VOTING RIGHTS OF SHAREHOLDERS. Each voting shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     3. QUORUM. At all meetings of shareholders, one-half of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

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     4.   NO PREEMPTIVE RIGHTS.  No shareholder of the Corporation shall have any preemptive or other rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     5. SHAREHOLDER DISTRIBUTIONS. The Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of the State of Colorado.

     6. PREFERRED STOCK RIGHTS. The Board of Directors shall have the authority to divide the preferred shares into series and, within the limitations provided by Colorado Revised Statutes Section 7-4-102, to fix by resolution the voting powers, designation, preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

                                ARTICLE V
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                         DIRECTORS AND OFFICERS
                         ----------------------

     1. NUMBER OF DIRECTORS. The Board of Directors shall consist of as many members as the By-Laws shall prescribe, but in no event shall the number of directors be less than the lesser of: (i) three (3); or (ii) the number of shareholders of the Corporation. If the number of directors are less than three (3), then no shares of this Corporation may be issued or held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate evidencing the shares of this Corporation in order to prevent the transfer of such shares to more shareholders than there are directors.

     2. INITIAL BOARD OF DIRECTORS. The names of those persons who shall constitute the Board of Directors of the Corporation for the first year of its existence or until their successors are duly elected and qualified are:

               Name                Address
               ----                -------

          James Dillon        7345 E. Peakview Ave.
                              Centennial, Colorado 80111

                               ARTICLE VI
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                 REGISTERED AGENT AND REGISTERED OFFICE
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     The address of the initial registered office of the Corporation is
7345 E. Peakview Ave., Centennial, Colorado 80111. The name of its initial registered agent at such address is James Dillon.

     The Corporation may conduct all or part of its business in any other part of the State of Colorado.

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                               ARTICLE VII
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                      INDEMNIFICATION OF DIRECTORS
                      ----------------------------

     1. ACTIONS, SUITES OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in a settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

     2. ACTIONS OF SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interests of the Corporation and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3. INDEMNIFICATION OF SUCCESSFUL PARTY. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise (including, without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith.

     4. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under (1) or (2) of the Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) or (2) of this Article
VII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Cost, charges and expenses (including attorney's fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in paragraph (4) of this
Article VII upon receipt of a written affirmation by the Director, Officer, employee or agent of his good faith belief that he has met the

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standard of conduct described in paragraphs (1) or (2) of this Article
VII, and an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding whether or not the Corporation is a party to such action, suit or proceeding.

     6. SETTLEMENT. If in any action, suit or proceeding, including any appeal, within the scope of (1) or (2) of this Article VII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

     7. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the Colorado Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Office, employee or agent or the obligations of the Corporation arising hereunder. This Article VII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

     9. SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

     10. AMENDMENT. The affirmative vote of at least two-thirds of the total votes eligible to be cast shall be required to amend, repeal, or adopt any provision inconsistent with, this Article VII. No amendment, termination or repeal of this Article VII shall affect or impair in any way the rights of any Director, Officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

     11. SUBSEQUENT LEGISLATION. If the Colorado Corporation Code is amended after adoption of these Articles to further expand the indemnification permitted to Directors, Officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Colorado Corporation Code, as so amended.

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                              ARTICLE VIII
                              ------------

                 TRANSACTIONS WITH INTERESTED DIRECTORS
                 --------------------------------------

     No contract or other transaction between the Corporation and one (1) or more of its directors or officers or any other corporation, firm, association, or entity in which one (1) or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors or officers are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

     B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     C. The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                               ARTICLE IX
                               ----------

                    LIMITATIONS ON PERSONAL LIABILITY
                    --------------------------------

     As authorized by section 7-3-101 of the Colorado Corporation Code, no Director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability for (i) any breach of a Director's duty of loyalty to the Corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts in violation of C.R.S. 7-5-114 or any successor legislation, or (iv) any transaction from which a Director derives an improper personal benefit. This Article IX shall apply to a person who has ceased to be a Director or the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This Article IX shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under these Articles, the Corporation's By-Laws or the Colorado Corporation Code. If the Colorado Corporation Code hereafter is amended to authorize the further elimination of the liability of Directors, then the liability of the Corporation's Directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this Article IX by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total votes eligible to be cast at a legal meeting, duly called and held, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX.

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                                ARTICLE X
                                ---------

                       PRINCIPLE PLACE OF BUSINESS
                       ---------------------------

The principle place of business: 7345 E. Peakview Ave., Centennial, CO
80111

                               ARTICLE XI
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                              INCORPORATOR
                              ------------

     The name and address of the incorporator is:

          James Dillon
          7345 E. Peakview Ave.
          Centennial, Colorado 80111

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of January, 2002.

               __________________________________
                    James Dillon









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                              ESESIS, INC.

                         STATEMENT OF CORRECTION
                         -----------------------

     Pursuant to Section 7-90-305, Colorado Revised Statutes, the undersigned hereby executes the following Statement of Correction for Esesis, Inc. (the "Corporation").

     1. The exact name of the Corporation is Esesis, Inc., organized under the laws of the State of Colorado.

     2. The undersigned wishes to correct the Articles of Incorporation which were filed on July 5, 2002.

     3. Article IV, paragraph 1, of the Articles of Incorporation makes a conflicting statement concerning the number of shares of capital stock for the Corporation. The correct number of shares is 910,000,000. Therefore, paragraph 1 of Article IV should read: "The aggregate number of capital stock shares which the Corporation shall have authority to issue is Nine Hundred Ten Million (910,000,000) shares, of which Nine Hundred Million (900,000,000) shares shall be common stock, $0.0001 par value, and Ten Million (10,000,000) shares shall be preferred stock, $0.01 par value.

     4. The name and mailing address of the person who causes this document to be delivered for fling, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Nancy N. Orcutt, 370 - 17th Street, #2600, Denver, CO 80202.

     Dated this 1st day of August, 2002.